Exhibit 99.1

For Immediate Release

DIGITAL ALLY, INC. ANNOUNCES THIRD QUARTER OPERATING RESULTS

GROSS PROFIT MARGIN IMPROVES TO 56.9% VS. 51.4% IN PRIOR-YEAR QUARTER

OVERLAND PARK, Kansas (October 30, 2012) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial applications, today announced its operating results for the third quarter and first nine months of 2012.  An investor conference call is scheduled for 11:15 a.m. EDT today, October 30, 2012 (see details below).

Third Quarter Highlights:

●	Third quarter revenue of $4.6 million was unchanged from second quarter levels and 22% above first quarter levels.
●	Gross profit margin improved to 56.9% of revenue in third quarter vs. 53.8% in second quarter and 51.4% in prior-year period.
●	SG&A expenses declined 14% from prior-year period exclusive of litigation settlement.
●	Net income improved to $270,040, including litigation settlement, vs. prior-year net loss of ($162,918).
●	New products generated 17% of revenue vs. 11% in second quarter and 5% a year earlier.
●	Reverse stock split implemented in third quarter to maintain compliance with Nasdaq listing requirements.

For the three months ended September 30, 2012, the Company’s revenue declined 21% to approximately $4.6 million, compared with revenue of approximately $5.8 million in the third quarter of 2011.  However, revenue in the most recent quarter was virtually unchanged from $4.6 million in the second quarter of 2012 and was approximately 22% higher than revenue in the first quarter of 2012.

Gross profit declined 12% to $2,617,310 in the quarter ended September 30, 2012, compared with $2,989,496 in the year-earlier quarter.  When compared with the second quarter of 2012, however, gross profit increased approximately 6%, due to an improvement in gross profit margin to 56.9% in the three months ended September 30, 2012 versus 53.8% in three months ended June 30, 2012 and 51.4% in the third quarter of 2011.  The continued improvement in gross profit margin was primarily due to lower component costs resulting from the Company’s supplier cost reduction initiative that was first implemented in 2011.  Better outsourcing, including from foreign sources, allowed the Company to lower component costs for products sold.  Furthermore, the Company continued to improve production overhead costs through headcount and other cost reductions.  The Company's goal is to continue to improve gross margins during the balance of 2012 through the supply chain initiative, reduced manufacturing overhead, increased sales volumes and an improved product mix, the benefits of which may be partially offset by increased price competition in the in-car video system market.

Selling, General and Administrative (“SG&A”) expenses decreased 26% in the most recent quarter to $2,281,294, compared with $3,081,936 in the third quarter of 2011.  The reduction in SG&A expenses reflects a net litigation settlement credit of $365,065 in the third quarter of 2012, along with lower research and development costs, stock-based compensation expense and general and administrative expenses.  Excluding the net litigation settlement credit, SG&A expenses related to operations decreased 14% from the year-earlier period.  The continued improvement in SG&A expenses resulted from the Company’s cost containment and reduction initiative that was first implemented in 2011.  The net litigation credit resulted from the settlement of a lawsuit against a former contract manufacturer and its insurer totaling $610,000, partially offset by legal fees incurred in defense of the lawsuit and additional legal fees and related expenses involving earlier court rulings and a judgment against Digital Ally in the Z3 Technology lawsuit that it is appealing.

The Company reported operating income of $336,016 in the most recent quarter, primarily due to the inclusion of the net litigation settlement credit.  This represents the first quarter that the Company has reported both operating and net income since the fourth quarter of 2009.  In the prior-year quarter, the Company reported an operating loss of ($92,440).

Interest income declined to $2,247 and the Company incurred $68,223 of interest expense on borrowings in the third quarter of 2012.  Interest income and interest expense totaled $5,703 and $76,181, respectively, in the quarter ended September 30, 2011.

Pretax and net income improved to $270,040 in the three months ended September 30, 2012, compared with a pretax and net loss of ($162,918) in the three months ended September 30, 2011.  Pretax and net income in the most recent quarter was attributable to improved gross margins, lower operational SG&A expenses, and the net litigation settlement credit noted above.  No income tax provision or benefit was recorded for the third quarters in either 2012 or 2011.  The Company expects to continue to maintain a full valuation allowance on its deferred tax assets, including net operating loss carry forwards, until it determines that it can sustain a level of profitability that demonstrates its ability to realize such assets.

The Company reported net income of $0.13 per diluted share for the quarter ended September 30, 2012, compared with a net loss of ($0.08) per share in the third quarter of 2011. The weighted average number of shares outstanding totaled 2,035,564 in the three months ended September 30, 2012, compared with 2,018,824 shares in the three months ended September 30, 2011.   All per-share figures and the number of shares outstanding have been adjusted to reflect a 1-for-8 reverse stock split that was effective on August 24, 2012.

On a non-GAAP basis, the Company reported adjusted net income (before income taxes, depreciation, amortization, interest expense, net litigation settlement credit, and stock-based compensation), a non-GAAP financial measure, of $263,616, or $0.13 per diluted share, in the quarter ended September 30, 2012, versus adjusted net income of $453,590, or $0.22 per diluted share, in the quarter ended September 30, 2011.  (Non-GAAP adjusted net income is described in greater detail in a table at the end of this press release).

“While third quarter total revenue was virtually unchanged from second quarter levels due to a challenging economy, which negatively impacted state, county and municipal government budgets that fund our law enforcement customers, we are encouraged that sales in both our second and third quarters were approximately 22% higher than in the first quarter of 2012,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.  “I am particularly pleased to report that sales of recently released products contributed 17% of total sales in the most recent quarter, compared with only 5% in the year-earlier period.  Our reorganized law enforcement sales force is beginning to gain traction in the marketplace, and we are optimistic that this will be reflected in a resumption in domestic sales growth in 2013.  We also replaced our international sales manager during the second quarter of 2012 and believe this will result in stronger foreign sales in the future.  Outside the law enforcement industry, our DVM-250 and DVM-250 Plus event recorders have generated significant interest among operators of ambulances, taxis and other commercial fleets, and prospects for higher non-law-enforcement sales should continue to improve in coming quarters.”

“Revenue growth remains our greatest challenge, as our team of dedicated employees has been extremely successful in reducing production costs and other expenses during the past several quarters,” continued Ross.  “This is evident in our ability to increase gross profit margins by 13.9 percentage points since the fourth quarter of 2011, to 56.9% of revenue in the three months ended September 30, 2012.  When combined with our success in reducing corporate overhead expenses, the Company expects to realize benefits from operating leverage with even modest revenue growth.  Looking towards the future, we are cautiously optimistic that a more stable market for law enforcement equipment, combined with higher international sales and continued growth in sales of new products, offer the potential for 2013 to be a ‘turnaround year’ for Digital Ally.”

For the nine months ended September 30, 2012, the Company’s revenue decreased 15% to approximately $13.0 million, compared with revenue of approximately $15.3 million in the first nine months of 2011.

Gross profit improved 2% to $7,089,590 in the first nine months of 2012, compared with $6,930,826 in the year-earlier period.  Gross profit margin widened to 54.6% of revenue in the nine months ended September 30, 2012, versus 45.3% in nine months ended September 30, 2011.

Selling, General and Administrative (“SG&A”) expenses decreased 10% in the most recent nine-month period to $8,361,284, compared with $9,253,383 in the nine months ended September 30, 2011.  Net litigation charges and expenses totaled $289,017 in the nine months ended September 30, 2012 and were associated with the Z3 Technologies litigation, partially offset by a net litigation settlement credit in the third quarter of 2012.  No litigation charges or credits were recognized in the first nine months of 2011.  Excluding the net litigation charges and expenses, SG&A expenses related to operations decreased 13% to $8,072,267 during the first nine months of 2012, versus $9,253,383 in the nine months ended September 30, 2011.

The Company reported a reduction in operating loss, which totaled ($1,271,694) in the nine months ended September 30, 2012, due to improved gross margins and lower operational SG&A expenses, partially offset by $289,017 in net litigation charges and expenses.  In the prior-year period, the Company reported an operating loss of ($2,322,557).  Excluding the net litigation charges and expenses, the Company’s operating loss for the first nine months of 2012 was approximately 58% lower than the operating loss for the first nine months of 2011.

Interest income declined to $7,026 and the Company incurred $219,222 of interest expense on borrowings in the nine months ended September 30, 2012.  Interest income and interest expense totaled $12,464 and $135,017, respectively, in the nine months ended September 30, 2011.

The Company reported a pretax and net loss of ($1,483,890) in the nine months ended September 30, 2012, compared with a pretax and net loss of ($2,445,110) in the nine months ended September 30, 2011.  No income tax provision or benefit was recorded for the nine-month periods in either 2012 or 2011.  The Company expects to continue to maintain a full valuation allowance on its deferred tax assets, including net operating loss carry forwards, until it determines that it can sustain a level of profitability that demonstrates its ability to realize such assets.

The Company reported a net loss of ($0.73) per share for the nine months ended September 30, 2012, compared with a net loss of ($1.21) per share in the first nine months of 2011.  The weighted average number of shares outstanding totaled 2,026,933 in the nine months ended September 30, 2012, compared with 2,018,693 shares in the nine months ended September 30, 2011.  All per-share figures and the number of shares outstanding have been adjusted to reflect a 1-for-8 reverse stock split that was effective on August 24, 2012.

On a non-GAAP basis, the Company reported an adjusted net loss (before income taxes, depreciation, amortization, interest expense, net litigation charges and expenses, and stock-based compensation), a non-GAAP financial measure, of ($71,645), or ($0.04) per share, in the nine months ended September 30, 2012, versus an adjusted net loss of ($913,740), or ($0.45) per share, in the nine months ended September 30, 2011.  (Non-GAAP adjusted loss is described in greater detail in a table at the end of this press release).

Non-GAAP Financial Measures

Digital Ally, Inc. has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted net income (loss). Digital Ally uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital Ally’s ongoing operational performance. Digital Ally believes that the use of these non-GAAP financial measures provides an additional tool for investors to evaluate ongoing operating results and trends and in comparing its financial measures with other companies in Digital Ally’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude certain non-cash expenses/income including: (1) income tax expense/benefit, (2) depreciation and amortization expense, (3) interest expense, (4) litigation charges (credits) and related expenses, and (5) share-based compensation expense.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. Eastern Daylight Time (EDT) today, October 30, 2012, to discuss its operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 877-374-8416 (international participants dial 412-317-6716) and asking to be connected to the “Digital Ally, Inc. Conference Call” a few minutes before 11:15 a.m. EDT today October 30, 2012.

A replay of the conference call will be available one hour after the completion of the conference call until 9:00 a.m. on December 28, 2012 by dialing 877-344-7529 (international participants dial 412-317-0088) and entering the conference ID 10019858.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the Company will be able to improve its revenues and operating results during the balance of 2012 and in 2013 given the current economic environment; whether it will be able to achieve improved production and other efficiencies to continue to increase its gross and operating margins; whether the federal economic stimulus funding for law enforcement agencies will have a positive impact on the Company’s revenue; the Company’s ability to deliver its new product offerings as scheduled, including its ability to obtain the required components and products on a timely basis, and have them perform as planned; its ability to maintain or expand its share of the markets for its products in which it competes; whether there will be a commercial market, domestically and internationally, for one or more of its new products; whether the Company's new products, including the  DVM-250 Video Event Recorder, will continue to generate an increasing portion of its total sales; whether its reorganized domestic and international sales force will result in a rebound in revenues in and outside of the U.S.;  whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2011, and its quarterly report on Form 10-Q for the three and nine months ended September 30, 2012 to be filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2012 AND DECEMBER 31, 2011
(Unaudited)
	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$460,115	$2,270,393
Accounts receivable-trade, less allowance for doubtful accounts of $89,253 – 2012 and $125,000 – 2011	2,565,138	2,853,049
Accounts receivable-other	688,746	104,318
Inventories	7,152,992	6,683,289
Prepaid expenses	360,443	302,318

Total current assets	11,227,434	12,213,367

Furniture, fixtures and equipment	4,321,014	4,073,713
Less accumulated depreciation and amortization	3,633,697	3,212,827

	687,317	860,886

Restricted cash	662,500	—
Intangible assets, net	215,882	226,802
Other assets	218,668	97,854

Total assets	$13,011,801	$13,398,909

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,087,826	$847,036
Accrued expenses	664,891	833,260
Capital lease obligation –current	29,692	—
Income taxes payable	4,076	21,046
Customer deposits	1,878	31,899

Total current liabilities	1,788,363	1,733,241

Long-term liabilities:
Subordinated notes payable-long-term, net of discount of $113,386 and $142,711	2,386,614	2,357,289
Litigation accrual –long term	530,000	—
Capital lease obligation –long term	58,007	—

Total long term liabilities	2,974,621	2,357,289

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 9,375,000 shares authorized; shares issued: 2,099,082 – 2012 and 2,082,832 – 2011	2,099	2,083
Additional paid in capital	23,164,406	22,740,094
Treasury stock, at cost (shares: 63,518 – 2012 and 63,518 - 2011)	(2,157,226)	(2,157,226)
Accumulated deficit	(12,760,462)	(11,276,572)

Total stockholders’ equity	8,248,817	9,308,379

Total liabilities and stockholders’ equity	$13,011,801	$13,398,909

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2012 AND 2011
 (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Product revenue	$4,357,023	$5,620,823	$12,337,709	$14,817,639
Other revenue	239,745	197,070	642,312	473,200

Total revenue	4,596,768	5,817,893	12,980,021	15,290,839
Cost of revenue	1,979,458	2,828,397	5,890,431	8,360,013

Gross profit	2,617,310	2,989,496	7,089,590	6,930,826
Selling, general and administrative expenses:
Research and development expense	627,146	719,773	1,804,932	2,139,277
Selling, advertising and promotional expense	716,996	655,267	1,990,138	1,664,584
Stock-based compensation expense	139,995	192,221	381,432	636,069
Litigation charge (credit) and related expenses	(365,065)	—	289,017	—
General and administrative expense	1,162,222	1,514,675	3,895,765	4,813,453

Total selling, general and administrative expenses	2,281,294	3,081,936	8,361,284	9,253,383

Operating income (loss)	336,016	(92,440)	(1,271,694)	(2,322,557)

Interest income	2,247	5,703	7,026	12,464
Interest expense	(68,223)	(76,181)	(219,222)	(135,017)

Income (loss) before income tax benefit	270,040	(162,918)	(1,483,890)	(2,445,110)
Income tax benefit	—	—	—	—

Net income (loss)	$270,040	$(162,918)	$(1,483,890)	$(2,445,110)

Net loss per share information:
Basic	$0.13	$(0.08)	$(0.73)	$(1.21)
Diluted	$0.13	$(0.08)	$(0.73)	$(1.21)

Weighted average shares outstanding:
Basic	2,035,564	2,018,824	2,026,933	2,018,693
Diluted	2,035,564	2,018,824	2,026,933	2,018,693

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 FILED WITH THE SEC)

DIGITAL ALLY, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2012 AND 2011
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income (loss)	$270,040	$(162,918)	$(1,483,890)	$(2,445,110)
Non-GAAP adjustments:
Stock-based compensation	139,995	192,221	381,432	636,069
Depreciation and amortization	150,423	348,106	522,574	760,284
Litigation charge (credit) and related expenses	(365,065)	—	289,017	—
Interest expense	68,223	76,181	219,222	135,017

Non-GAAP adjustments, net	(6,424)	616,508	1,412,245	1,531,370

Non-GAAP adjusted net income (loss)	$263,616	$453,590	$(71,645)	$(913,740)

Non-GAAP adjusted net loss per share information:

Basic	$0.13	$0.22	$(0.04)	$(0.45)
Diluted	$0.13	$0.22	$(0.04)	$(0.45)

Weighted average shares outstanding:

Basic	2,035,564	2,018,824	2,026,933	2,018,693
Diluted	2,035,564	2,018,824	2,026,933	2,018,693

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE NINE MONTHS ENDED SEPTEMBER  30, 2012 AND 2011
(Unaudited)

	2012	2011
Cash Flows From Operating Activities:
Net loss	$(1,483,890)	$(2,445,110)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	522,574	760,284
Stock based compensation	381,432	636,069
Provision for inventory obsolescence	(190,444)	13,662
Provision for doubtful accounts receivable	(35,747)	4,700

Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	323,658	817,490
Accounts receivable - other	(584,428)	159,805
Inventories	(279,259)	2,925,403
Prepaid expenses	(54,135)	17,950
Other assets	(120,814)	(9,265)
Increase (decrease) in:
Accounts payable	240,790	(1,892,863)
Accrued expenses	(168,369)	36,336
Litigation accrual	530,000	—
Income taxes payable	(16,970)	(14,350)
Customer deposits	(30,021)	(764)

Net cash (used in) provided by operating activities	(965,623)	1,009,347

Cash Flows from Investing Activities:
Purchases of furniture, fixtures and equipment	(152,541)	(229,555)
Additions to intangible assets	(22,553)	(23,977)
Restricted cash for appealed litigation	(662,500)	—

Net cash used in investing activities	(837,594)	(253,532)

Cash Flows from Financing Activities:
Proceeds from issuance of subordinated note payable	—	1,500,000
Change in line of credit	—	(1,500,000)
Deferred issuance costs for subordinated note payable	—	(75,000)
Payments on capital lease obligation	(7,061)	—

Net cash used in financing activities	(7,061)	(75,000)

Net increase (decrease) in cash and cash equivalents	(1,810,278)	680,815
Cash and cash equivalents, beginning of period	2,270,393	623,475

Cash and cash equivalents, end of period	$460,115	$1,304,290

Supplemental disclosures of cash flow information:
Cash payments for interest	$151,846	$60,109

Cash payments for income taxes	$16,970	$—

Supplemental disclosures of non-cash investing and financing activities:

Restricted common stock grant	$16	$10

Capital expenditures financed by capital lease obligations	$94,760	$—

Transfer of demonstration equipment from inventory to equipment	$—	$434,317

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 FILED WITH THE SEC)